UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 22, 2023

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Barbara Bodem and Norman Wright to the Board of Directors

On December 22, 2023, the Board of Directors (the “Board”) of Option Care Health, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Barbara Bodem and Norman Wright to the Board effective January 2, 2024. The Board also appointed Ms. Bodem to serve on the Audit Committee and Nominating and Corporate Governance Committee of the Board and Mr. Wright to serve on the Compensation Committee and Nominating and Corporate Governance Committee of the Board.

Ms. Bodem, age 56, served as the Interim Executive Vice President and Chief Financial Officer of DENTSPLY SIRONA Inc., a publicly-traded manufacturer of professional dental products and technologies, from May 2022 through November 2022. She previously served as the Chief Financial Officer of Hill-Rom Holdings, Inc., a medical device and medical technology provider, from December 2018 until the company was acquired by Baxter International Inc. in December 2021. She has also served in a number of finance leadership roles at Mallinckrodt Pharmaceuticals, Hospira, and Eli Lilly and Company.

Mr. Wright, age 59, served in positions of increasing responsibility at UnitedHealth Group Incorporated (“UHG”), a publicly-traded, global health insurance and services company, from 2013 until his retirement in August 2023. He most recently served as UHG’s Executive Vice President, Health Equity Strategy and previously served as its Executive Vice President, Chief Customer Experience Officer, Executive Vice President, Chief Marketing and Customer Experience Officer of its Optum business, and Senior Vice President, Global Operations where he led an organization encompassing 55,000 team members across five global regions focused on improving quality and service experiences across customer experiences and channels. He previously served in a number of leadership roles at Citigroup Inc., Accenture plc, and several other multi-national organizations.

There were no arrangements or understandings pursuant to which Ms. Bodem or Mr. Wright were appointed to the Board. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Ms. Bodem or Mr. Wright that are required to be reported under Item 404(a) of Regulation S-K. Ms. Bodem’s and Mr. Wright’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, which is described under the caption “Proposal 1: Election of Directors—Non-Employee Director Compensation” in the Company’s definitive proxy statement for its May 17, 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2023.

Resignation of Nitin Sahney from the Board of Directors

On December 22, 2023, Nitin Sahney, a member of the Board, notified the Company of his resignation from the Board, effective as of the close of business on January 1, 2024, to spend time on his other professional commitments. Mr. Sahney has indicated that his departure from the Board was not the result of any disagreement with the Company’s operations, policies or practices.

Richard Denness Transition and Separation Agreement

On December 11, 2023, the Company filed a Current Report on Form 8-K with the SEC disclosing, among other things, that Richard Denness had ceased to serve as the Company’s Chief Commercial Officer, effective December 7, 2023, and that Mr. Denness would be expected to continue providing services to the Company as a non-executive employee through March 31, 2024.

In connection with Mr. Denness’ transition and separation, on December 29, 2023, Mr. Denness and Option Care Enterprises, Inc., a wholly-owned subsidiary of the Company, entered into a Transition and Separation Agreement and Release (the “Transition and Separation Agreement”). Under the terms of the Transition and Separation Agreement, Mr. Denness will provide transition services through March 31, 2024 (the “Termination Date,” and the period from the Transition Date to the Termination Date, the “Transition Period”). During the Transition Period, and subject to Mr. Denness not resigning employment and otherwise complying with the Transition and Separation Agreement, (i) Mr. Denness will continue to receive payment of his base salary as in effect on the Transition Date and participate in the Company’s welfare and retirement benefit plans, subject to the terms and conditions of those plans, and (ii) Mr. Denness will be eligible to receive a payout equal to his target annual bonus for fiscal 2023.

Following the conclusion of the Transition Period, Mr. Denness’ employment with the Company will terminate without cause and (i) Mr. Denness will receive severance pay equal to nine months of continued base salary and (ii) the Company will reimburse Mr. Denness for the employer portion of monthly COBRA premiums for up to nine months following the Termination Date. These benefits are conditioned upon Mr. Denness’ continued compliance with the Transition and Separation Agreement, including his agreement to abide by certain restrictive covenants relating to non-competition and non-solicitation, and his execution and non-revocation of a release of claims in favor of the Company.

The above description of the Transition and Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition and Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Transition and Separation Agreement and Release, dated December 29, 2023, between Richard Denness and Option Care Enterprises, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date:	December 29, 2023	By:	/s/ Michael Shapiro
Chief Financial Officer